Archrock Reports First Quarter 2024 Results

HOUSTON, April 30, 2024 - Archrock, Inc. (NYSE: AROC) (“Archrock”,” the “Company,” “we,” “us,” “our”) today reported results for the first quarter 2024.

First Quarter 2024 Highlights

●	Revenue for the first quarter of 2024 was $268.5 million compared to $229.8 million in the first quarter of 2023.
●	Net income for the first quarter of 2024 was $40.5 million compared to $16.5 million in the first quarter of 2023.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the first quarter of 2024 was $131.0 million compared to $97.2 million in the first quarter of 2023.
●	Leverage ratio at the end of the first quarter of 2024 was 3.2x compared to 4.1x at the end of the first quarter of 2023.
●	Declared a quarterly dividend of $0.165 per common share for the first quarter of 2024, 10% higher compared to the first quarter of 2023, resulting in dividend coverage of 3.2x.
●	Raised 2024 Adjusted EBITDA guidance to a range of $510 million to $540 million from $500 million to $530 million.

Management Commentary and Outlook

“Momentum in Archrock’s earnings power is carrying into 2024, reflecting our excellent operating execution, high-quality asset base and innovative processes and technology,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We continued to deliver meaningful growth in quarterly revenue, gross margin and adjusted EBITDA. In addition, strong cash flow is funding high-return investment in our fleet and increased return of capital to investors, while we also continue to maintain a sector-leading balance sheet and excellent financial flexibility.

“As we look to the balance of 2024, we expect to sustain historically high levels of utilization, pricing and profitability. Confidence in our business and the opportunity-rich market are enabling us to raise the midpoint of our Adjusted EBITDA guidance for the full year.

“Expanding on the favorable and durable macro environment, strong oil prices are driving sustainable compression demand in our key associated gas markets, led by the Permian Basin. In addition, Archrock as well as producers, midstreamers and others in the compression industry continue to demonstrate prudent capital discipline. Longer term, we believe natural gas has tremendous potential to meet growing energy needs, particularly for LNG exports and domestic power generation and we are excited to be a crucial part of the value chain to provide cleaner, affordable and reliable energy to the U.S. and the world,” concluded Childers.

First Quarter 2024 Financial Results

Archrock’s first quarter 2024 net income of $40.5 million included a non-cash long-lived and other asset impairment of $2.6 million. Archrock’s first quarter 2023 net income of $16.5 million included a non-cash long-lived and other asset impairment of $2.6 million and restructuring charges of $1.0 million.

Adjusted EBITDA for the first quarter of 2024 and 2023 included $2.4 million and $3.6 million, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the first quarter of 2024, contract operations segment revenue totaled $223.1 million, an increase of 19% compared to $187.7 million in the first quarter of 2023. Gross margin (a non-GAAP measure defined below) was $145.3 million for the first quarter of

2024, up 34% from $108.3 million in the first quarter of 2023. Gross margin percentage was 65% for the first quarter of 2024, compared to 58% in the first quarter of 2023. Total operating horsepower at the end of the first quarter of 2024 was 3.6 million compared to 3.5 million at the end of the first quarter of 2023. Utilization at the end of the first quarter of 2024 was 95%, compared to 94% at the end of the first quarter of 2023.

On a sequential basis, first quarter 2024 exit utilization was down slightly as we took delivery of new build units totaling 19,500 horsepower in March 2024 that were included in total available horsepower but not reflected in total operating horsepower as the units did not begin generating revenue until April 2024.

Aftermarket Services

For the first quarter of 2024, aftermarket services segment revenue totaled $45.4 million, compared to $42.1 million in the first quarter of 2023. Gross margin of $10.4 million for the first quarter of 2024 increased 27% compared to $8.2 million in the first quarter of 2023. Gross margin percentage was 23% for the first quarter of 2024, compared to 19% for the first quarter of 2023.

Balance Sheet

Long-term debt was $1.6 billion at March 31, 2024 and our available liquidity totaled $477.7 million. Our leverage ratio was 3.2x, compared to 4.1x as of March 31, 2023.

Shareholder Returns

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.165 per share of common stock, or $0.66 per share on an annualized basis. Dividend coverage in the first quarter of 2024 was 3.2x. The first quarter 2024 dividend will be paid on May 14, 2024 to stockholders of record at the close of business on May 7, 2024.

Share Repurchase Program

During the quarter ended March 31, 2024, Archrock repurchased 82,972 common shares at an average price of $14.83 per share, for an aggregate of approximately $1.2 million. Through March 31, 2024, the Company has repurchased 833,346 common shares at an average price of $12.11 per share for an aggregate of $10.1 million.

The Board of Directors approved an extension of the Company’s share repurchase program (“Share Repurchase Program”) upon expiry of the previous authorization on April 27, 2024, for an additional 24-month period. In connection with the extension, the Board of Directors replenished the amount of shares authorized for repurchase under the Share Repurchase Program, resulting in available capacity of $50 million.

2024 Annual Guidance

Archrock is providing updated annual guidance as listed below. All figures are in thousands, except percentages and ratios:

	Full Year 2024 Guidance
	Low	High
Net income (1)	$144,000	$174,000
Adjusted EBITDA(2)	510,000	540,000
Cash available for dividend(3)(4)	300,000	320,000

Segment
Contract operations revenue	$890,000	$915,000
Contract operations gross margin percentage	65%	66%
Aftermarket services revenue	$175,000	$185,000
Aftermarket services gross margin percentage	20%	21%

Selling, general and administrative	$124,000	$120,000

Capital expenditures
Growth capital expenditures	$190,000	$190,000
Maintenance capital expenditures	80,000	85,000
Other capital expenditures	20,000	25,000

(1)	2024 annual guidance for net income includes $3.0 million of long-lived and other asset impairment as of March 31, 2024, but does not include the impact of any such future costs, because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2023 and 2022 was $12.0 million and $21.4 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(28.0) million and $(24.5) million for 2023 and 2022, respectively.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	March 31,		December 31,		March 31,
	2024		2023		2023
Net income	$40,532		$33,002		$16,485
Adjusted EBITDA	$131,024		$120,263		$97,199

Contract operations revenue	$223,051		$213,022		$187,745
Contract operations gross margin	$145,308		$137,062		$108,263
Contract operations gross margin percentage	65%		64%		58%

Aftermarket services revenue	$45,437		$46,571		$42,089
Aftermarket services gross margin	$10,437		$10,239		$8,181
Aftermarket services gross margin percentage	23%		22%		19%

Selling, general, and administrative	$31,665		$33,007		$26,425

Net cash provided by operating activities	$137,702		$71,719		$87,856
Cash available for dividend	$82,026		$71,484		$46,247
Cash available for dividend coverage	3.2	x	2.8	x	2.0	x

Free cash flow	$51,779		$47,385		$30,190
Free cash flow after dividend	$25,779		$23,195		$6,338

Total available horsepower (at period end)	3,780		3,759		3,729
Total operating horsepower (at period end)	3,593		3,607		3,504
Horsepower utilization spot (at period end)	95.0%		96.0%		94.0%

Conference Call Details

Archrock will host a conference call on Wednesday, May 1, 2024, to discuss first quarter 2024 financial results. The call will begin at 12:00 p.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1 (800) 715-9871 in the United States or 1 (646) 307-1963 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, and a reconciliation of our full year 2024 Adjusted EBITDA guidance to net income appear below.

Gross margin, a non–GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and net cash provided by operating activities, the most directly comparable GAAP measures, and a reconciliation of our updated full year 2024 cash available for dividend guidance to net income appear below.

Free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward–looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward–looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward–looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: risks related to pandemics and other public health crises; an increase in inflation; ongoing international conflicts and tensions; risks related to our operations; competitive pressures; inability to make acquisitions on economically acceptable terms; uncertainty to pay dividends in the future; risks related to a substantial amount of debt and our debt agreements; inability to access the capital and credit markets or borrow on affordable terms to obtain additional capital; inability to fund purchases of additional compression equipment; vulnerability to interest rate increases; uncertainty relating to the phasing out of London Interbank Offered Rate; erosion of the financial condition of our customers; risks related to the loss of our most significant customers; uncertainty of the renewals for our contract operations service agreements; risks related to losing management or operational personnel; dependence on particular suppliers and vulnerability to product shortages and price increases; information technology and cybersecurity risks; tax-related risks; legal and regulatory risks, including climate-related and environmental, social and governance risks.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2023, Archrock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Revenue:
Contract operations	$223,051	$213,022	$187,745
Aftermarket services	45,437	46,571	42,089
Total revenue	268,488	259,593	229,834

Cost of sales (excluding depreciation and amortization):
Contract operations	77,743	75,960	79,482
Aftermarket services	35,000	36,332	33,908
Total cost of sales (excluding depreciation and amortization)	112,743	112,292	113,390

Selling, general and administrative	31,665	33,007	26,425
Depreciation and amortization	42,835	42,695	40,181
Long-lived and other asset impairment	2,568	3,658	2,569
Restructuring charges	—	221	1,047
Interest expense	27,334	27,938	26,581
Gain on sale of assets, net	(2,381)	(2,181)	(3,605)
Other (income) expense, net	139	(745)	603
Income before income taxes	53,585	42,708	22,643
Provision for income taxes	13,053	9,706	6,158
Net income	$40,532	$33,002	$16,485

Basic and diluted net income per common share (1)	$0.26	$0.21	$0.10

Weighted average common shares outstanding:
Basic	154,187	153,876	154,116
Diluted	154,501	154,177	154,281

(1)	Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
March 31,	December 31,	March 31,
2024	2023	2023
Revenue:
Contract operations	$223,051	$213,022	$187,745
Aftermarket services	45,437	46,571	42,089
Total revenue	$268,488	$259,593	$229,834

Gross margin (1):
Contract operations	$145,308	$137,062	$108,263
Aftermarket services	10,437	10,239	8,181
Total gross margin	$155,745	$147,301	$116,444

Gross margin percentage:
Contract operations	65%	64%	58%
Aftermarket services	23%	22%	19%
Total gross margin percentage	58%	57%	51%

Selling, general and administrative	$31,665	$33,007	$26,425
% of revenue	12%	13%	11%

Adjusted EBITDA (1)	$131,024	$120,263	$97,199
% of revenue	49%	46%	42%

Capital expenditures	$99,755	$36,655	$84,392
Proceeds from sale of property, plant and equipment and other assets	(13,844)	(17,543)	(28,726)
Net capital expenditures	$85,911	$19,112	$55,666

Total available horsepower (at period end) (2)	3,780	3,759	3,729
Total operating horsepower (at period end) (3)	3,593	3,607	3,504
Average operating horsepower	3,606	3,607	3,475
Horsepower utilization:
Spot (at period end)	95.0%	96.0%	94.0%
Average	95.6%	95.7%	93.3%

Dividend declared for the period per share	$0.165	$0.165	$0.150
Dividend declared for the period to all shareholders	$25,978	$25,913	$23,504
Cash available for dividend coverage (4)	3.2	x	2.8	x	2.0	x

Free cash flow (1)	$51,779	$47,385	$30,190
Free cash flow after dividend (1)	$25,779	$23,195	$6,338

(1)	Management believes gross margin, Adjusted EBITDA, free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower and includes new compressor units completed by a third party manufacturer that have been delivered to us.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.

	March 31,	December 31,	March 31,
	2024	2023	2023
Balance Sheet
Long-term debt (1)	$1,566,566	$1,584,869	$1,547,274
Total equity	882,080	871,021	853,050

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Gross Margin

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net income	$40,532	$33,002	$16,485
Depreciation and amortization	42,835	42,695	40,181
Long-lived and other asset impairment	2,568	3,658	2,569
Unrealized change in fair value of investment in unconsolidated affiliate	—	(1,023)	254
Restructuring charges	—	221	1,047
Interest expense	27,334	27,938	26,581
Stock-based compensation expense	3,964	3,283	3,327
Amortization of capitalized implementation costs	738	783	597
Provision for income taxes	13,053	9,706	6,158
Adjusted EBITDA (1)	131,024	120,263	97,199
Selling, general and administrative	31,665	33,007	26,425
Stock-based compensation expense	(3,964)	(3,283)	(3,327)
Amortization of capitalized implementation costs	(738)	(783)	(597)
Unrealized change in fair value of investment in unconsolidated affiliate	—	1,023	(254)
Gain on sale of assets, net	(2,381)	(2,181)	(3,605)
Other (income) expense, net	139	(745)	603
Gross margin (1)	$155,745	$147,301	$116,444

(1)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net income	$40,532	$33,002	$16,485
Depreciation and amortization	42,835	42,695	40,181
Long-lived and other asset impairment	2,568	3,658	2,569
Unrealized change in fair value of investment in unconsolidated affiliate	—	(1,023)	254
Restructuring charges	—	221	1,047
Interest expense	27,334	27,938	26,581
Stock-based compensation expense	3,964	3,283	3,327
Amortization of capitalized implementation costs	738	783	597
Provision for income taxes	13,053	9,706	6,158
Adjusted EBITDA (1)	131,024	120,263	97,199
Less: Maintenance capital expenditures	(19,525)	(18,156)	(22,562)
Less: Other capital expenditures	(2,920)	(3,193)	(2,578)
Less: Cash tax (payment) refund	89	(120)	(18)
Less: Cash interest expense	(26,642)	(27,310)	(25,794)
Cash available for dividend (2)	$82,026	$71,484	$46,247

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Flows Provided by Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net cash provided by operating activities	$137,702	$71,719	$87,856
Inventory write-downs	(199)	(164)	(216)
Provision for (benefit from) credit losses	75	(458)	340
Gain on sale of assets, net	2,381	2,181	3,605
Current income tax provision	593	459	277
Cash tax (payment) refund	89	(120)	(18)
Amortization of operating lease ROU assets	(947)	(831)	(823)
Amortization of contract costs	(5,768)	(5,653)	(5,090)
Deferred revenue recognized in earnings	2,859	5,421	4,476
Cash restructuring charges	—	211	120
Changes in assets and liabilities	(32,314)	20,068	(19,140)
Maintenance capital expenditures	(19,525)	(18,156)	(22,562)
Other capital expenditures	(2,920)	(3,193)	(2,578)
Cash available for dividend (1)	$82,026	$71,484	$46,247

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Flows Provided By Operating Activities to Free Cash Flow and Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net cash provided by operating activities	$137,702	$71,719	$87,856
Net cash used in investing activities	(85,923)	(24,334)	(57,666)
Free cash flow (1)	51,779	47,385	30,190
Dividends paid to stockholders	(26,000)	(24,190)	(23,852)
Free cash flow after dividend (1)	$25,779	$23,195	$6,338

(1)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Annual Guidance Range
	2024
	Low	High
Net income (1)	$144,000	$174,000
Interest expense	110,000	110,000
Provision for income taxes	58,000	58,000
Depreciation and amortization	177,000	177,000
Stock-based compensation expense	14,000	14,000
Long-lived and other asset impairment	3,000	3,000
Amortization of capitalized implementation costs	4,000	4,000
Adjusted EBITDA (2)	510,000	540,000
Less: Maintenance capital expenditures	(80,000)	(85,000)
Less: Other capital expenditures	(20,000)	(25,000)
Less: Cash tax expense	(2,000)	(2,000)
Less: Cash interest expense	(108,000)	(108,000)
Cash available for dividend (3)(4)	$300,000	$320,000

(1)	2024 annual guidance for net income includes $3.0 million of long-lived and other asset impairment as of March 31, 2024, but does not include the impact of any such future costs, because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2023 and 2022 was $12.0 million and $21.4 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(3)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(4)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(28.0) million and $(24.5) million for the years 2023 and 2022, respectively.